UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2026

ALT5 SIGMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8548 Rozita Lee Avenue, Suite 305

Las Vegas, NV 89113

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 800-400-2247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALTS	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

As disclosed on December 2, 2025, ALT5 Sigma Corporation (the “Company”) received a notice from The Nasdaq Stock Market LLC (“NASDAQ”) (the “10-Q Notice”) on November 19, 2025, notifying the Company that, since the Company had not filed its Quarterly Report on Form 10-Q for the period ending September 27, 2025 in a timely manner, it was no longer in compliance with Nasdaq Listing Rule 5250(c)(1). The 10-Q Notice also granted the Company 60 calendar days to submit a plan to regain compliance and, if the plan was accepted, Nasdaq Regulation would grant an exception of 180 calendar days from the filing’s due date or until May 18, 2026, to regain compliance. On December 21, 2025, the Company filed a plan with Nasdaq indicating that the Company would file its Form 10-Q by no later than May 18, 2026.

On January 12, 2026, the Company filed its Quarterly Report on Form 10-Q for the period ending September 27, 2025. On January 13, 2026, the Company received a letter from Nasdaq Regulation notifying the Company that, based on the January 12, 2026, filing, Nasdaq Regulation determined that the Company complied with Nasdaq Listing Rule 5250(c)(1) and that the matter was then closed.

As disclosed on December 3, 2025, the Company received a notice from NASDAQ (the “Audit Committee Notice”) on that date, notifying the Company that, as a result of the resignation of a member of the Company’s Board of Directors (the “Board”) as a director and, accordingly, from all committees on which he served, the Company was not in compliance with the requirements with Nasdaq Listing Rule 5605 (the “Corporate Governance Requirements”), specifically Nasdaq Listing Rule 5605(c)(2)(A) (the “Audit Committee Requirement”). The Audit Committee Notice also granted the Company a cure period, pursuant to Nasdaq Listing Rule 5605(c)(4).

Following the Company’s announcement on February 6, 2026, of the appointment of Mr. Tim Stanley to the Board as an independent director and as Chair of the Audit Committee, the Company received a letter from Nasdaq Regulation on March 3, 2026, confirming that the Company had regained compliance with the Audit Committee Requirement and that the matter was then closed.

Further, as disclosed on January 12, 2026, the Company received a notice from NASDAQ (the “Annual Meeting Notice”) on January 7, 2026, notifying the Company that it did not comply with Nasdaq Listing Rule 5620(a) because it had not held a stockholders’ meeting within 12 months of the end of the Company’s fiscal year. The Annual Meeting Notice also granted the Company an extension to regain compliance with Nasdaq Listing Rule 5620(a) until March 2, 2026.

Following the Company’s announcement on March 2, 2026, that the Company’s 2025 Annual Meeting of Stockholders was held on February 27, 2026, the Company received a letter from Nasdaq on March 3, 2026, indicating that the Company complied with the Annual Meeting of Stockholders Rule and that the matter was then closed.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Nasdaq letter to ALT5 Sigma Corporation, dated January 13, 2026 regarding the 10-Q Notice.
99.2	Nasdaq letter to ALT5 Sigma Corporation, dated March 3, 2026 regarding the Audit Committee Notice.
99.3	Nasdaq letter to ALT5 Sigma Corporation, dated March 3, 2026 regarding the Annual Meeting Notice.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 Sigma Corporation

By:	/s/ Tony Isaac
Name:	Tony Isaac
Title:	Acting Chief Executive Officer

Dated: March 5, 2026